UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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⌧	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to §240.14a-12

Sterling Real Estate Trust

d/b/a Sterling Multifamily Trust

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2021

Dear Shareholder:

On behalf of the Board of Trustees, you are cordially invited to attend the 2021 Annual Meeting of Shareholders of Sterling Real Estate Trust, d/b/a Sterling Multifamily Trust (“Trust”), which will be held on Thursday, June 24, 2021, at 6:00 p.m., Central Standard Time.  You may attend online or in person at the Holiday Inn, 3803 13th Avenue South, Fargo, North Dakota 58103. A social reception will precede the shareholder meeting commencing at 5:00 p.m.

You are being asked at the Annual Meeting to elect the trustees named in the proxy statement, to ratify the retention of RSM US LLP as our independent registered public accounting firm and to transact any other business properly brought before the meeting.

We will mail to our shareholders a notice entitled “Important Notice Regarding the Availability of Proxy Materials” containing instructions on how to access our proxy materials online.  In addition, the mailed Notice will include instructions on how you can receive a paper copy of our proxy materials.  You will be able to vote your shares electronically as set forth in the Notice.  If you request a paper copy of our proxy materials, you may vote by returning a completed proxy to us by mail.  If you attend the meeting you may vote in person, even if you have previously returned a proxy to us by mail. We strongly encourage all shareholders to vote promptly.

We intend to hold the Annual Meeting in person and to provide a live webcast of the meeting.  Instructions on how to participate in the meeting online will be provided by mail in advance of the meeting.  Given the ongoing COVID-19 pandemic, we are sensitive to public health concerns and the protocols that may be imposed.  If it is not possible or advisable to hold our Annual Meeting in person, we will promptly announce alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communications.

We have included with this letter a notice of the meeting and a proxy statement that provides you with more detailed information about the Annual Meeting.  We encourage you to read the entire notice and proxy statement carefully.  You may also obtain more information about Sterling Multifamily Trust from documents we have filed with the Securities and Exchange Commission (the “SEC”).

We are delivering our proxy statement and annual report pursuant to SEC rules allowing companies to furnish proxy materials to their shareholders over the Internet.  We believe this delivery method expedites shareholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting.

We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Trustees and in accordance with the recommendations of the Board of Trustees on the other proposals.

Sincerely,

/s/ Lance R. Wolf
Lance R. Wolf
Chairman

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 24, 2021

To the Shareholders of Sterling Multifamily Trust:

The 2021 Annual Meeting of Shareholders of Sterling Real Estate Trust d/b/a Sterling Multifamily Trust (“Trust”) will be held virtually and in person on Thursday, June 24, 2021, starting at 6:00 p.m., Central Standard time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103.  A social reception will precede the Shareholder meeting commencing at 5:00 p.m.  Whether you attend the meeting online or in person, you will be able to ask questions following the business portion of the meeting.

At the Annual Meeting, you will be asked to consider and vote on the following matters:

1.	To elect eight (8) trustees to serve until the next annual meeting of shareholders, and until their successors are duly elected and qualified;
2.	To ratify the appointment of RSM US LLP to serve as the independent registered public accounting firm for the year ending December 31, 2021; and
3.	To transact such other business as may properly come before the annual meeting and any and all adjournments or postponements thereof, all in accordance with the accompanying Proxy Statement.

These items are described in the proxy statement, which is part of this notice. We have not received notice of other matters that may properly be presented at the annual meeting.

Our Board of Trustees has chosen the close of business on April 15, 2021, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof, all in accordance with the accompanying proxy statement.

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  PLEASE VOTE YOUR SHARES VIA THE METHODS DESCRIBED IN THE MAILED NOTICE.  YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

IF YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE NOTIFY US BY CALLING (877) 269-1031 OR EMAILING IR@SRETRUST.COM, SO YOU MAY BE PRE-REGISTERED. MEETING CREDENTIALS MAY BE OBTAINED AT THE MEETING BY PERSONS IDENTIFYING THEMSELVES AS SHAREHOLDERS AS OF THE RECORD DATE.

DUE TO THE ONGOING PANDEMIC, WE ENCOURAGE THOSE PLANNING TO ATTEND THE MEETING IN PERSON TO RSVP AS SOON AS ABLE SO WE CAN ENSURE ADEQUATE SPACING AND OTHER SAFETY PRECAUTIONS.

By Order of the Board of Trustees,

/s Lance R. Wolf
Lance R. Wolf
Chairman

Fargo, North Dakota

April 28, 2021

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STERLING REAL ESTATE TRUST

(d/b/a Sterling Multifamily Trust)

1711 Gold Drive South, Suite 100

Fargo, North Dakota 58103

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 2021

This proxy statement and related documents are furnished by our Board of Trustees for the solicitation of proxies from the holders of our common shares of beneficial interest in connection with the annual meeting of shareholders to be held via webcast and in person at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103, on Thursday, June 24, 2021, at 6:00 p.m. Central Standard Time, subject to any adjournment or postponement thereof. The Notice of Annual Meeting of Shareholders, this Proxy Statement, form of Proxy and the Annual Report are being made available to shareholders starting on or about April 28, 2021.

VOTING AND REVOCABILITY OF PROXIES

Record Date and Share Ownership

Owners of record of common shares of beneficial interest at the close of business on April 15, 2021 will be entitled to vote at the annual meeting or adjournments or postponements thereof. As of the close of business on April 15, 2021, there were outstanding 10,097,378 common shares, which is the only class of securities of the Trust entitled to vote at the annual meeting (all such common shares being referred to herein as the “shares” and all holders thereof being referred to as our “shareholders”). Each share is entitled to one vote. There is no cumulative voting for the election of trustees.

Upon satisfaction of applicable requirements, we will make available a list of holders of record of our shares as of the close of business on April 15, 2021 for inspection by shareholders during normal business hours at our offices, 1711 Gold Drive South, Suite 100, Fargo, ND 58103. This list will also be available at the Annual Meeting.  For information regarding security ownership by the Board of Trustees, management and by the beneficial owners of more than 5% of our securities, see “Security Ownership of Certain Beneficial Owners and Management.”

Voting Shares

When the proxy materials are made available, shareholders will have access to vote their shares online or to request printed materials be sent by the Company to then be returned via mail. Proxies may be submitted either by mail or in person at the annual meeting or online if submitted pursuant to the instructions provided in the Notice mailed to shareholders. If shares are held in street name, such shareholders will receive instructions from their broker, bank or other nominee, and such instructions must be followed to have their shares voted.

All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the annual meeting in accordance with the instructions of the shareholder. Below is a list of the different votes shareholders may cast pursuant to this solicitation.

In voting on the election of trustees to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified, shareholders may vote in one of the following ways:

1.	in favor of a nominee, or
2.	withhold vote as to a nominee.

In voting on ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021, shareholders may vote in one of the following ways:

1.	in favor of the proposal,
2.	against the proposal, or
3.	abstain from voting on the proposal.

Shareholders should specify their choice for each matter on the proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of the trustees as set forth herein, and FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021.

In addition, if other matters not described in this proxy statement are properly presented at the meeting, the persons named in the proxy will vote in accordance with their best judgment with respect to such matters. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. We do not currently know of any other matters to be presented at the annual meeting.

Revocability

A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting again by Internet, voting in person at the annual meeting, by giving Ingrid Scantlebury, Chief of Staff, a written notice bearing a later date than the proxy or by giving a later dated proxy. Attendance at the annual meeting will not in itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Ingrid Scantlebury, Chief of Staff, at Sterling Real Estate Trust, 1711 Gold Drive South, Suite 100, Fargo, ND 58103.

Quorum

A quorum of shareholders is required to hold an annual meeting. According to our bylaws, the holders of a majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum. If a shareholder has returned valid proxy instructions or participates in the annual meeting either virtually or in person, that shareholder’s shares will be counted for the purpose of determining whether there is a quorum, even if the shareholder wishes to abstain from voting on some or all matters introduced at the annual meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum. If a quorum is not represented, the annual meeting may be adjourned from time to time until a quorum is present.

Required Vote

A plurality of the votes cast is required for the election of the trustees to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified. This means the trustee nominee with the most votes for a particular slot is elected for that slot. Only votes “FOR” or “WITHHELD” affect the outcome. If you withhold your authority to vote for a particular nominee on your proxy card, your vote will have no effect on the outcome because only a plurality of votes actually cast is required to elect a trustee. A broker non-vote will also have no effect on the outcome for the same reason.

With respect to all other matters, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares voted by proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” each matter. Shares represented by proxies that are marked “ABSTAIN” are considered shares entitled to vote on the particular matter and will have the same effect as a vote against the matter. A broker non-vote will not have the effect of a vote against the matter, because broker non-votes are considered shares that are not entitled to vote on the particular matter.

Participating in the Meeting

If you were a shareholder as of the close of business on April 15, 2021, you may participate in the annual meeting virtually or in person. If you want to vote your shares in person and your shares are held in street name, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How can I ask questions at the Meeting?

Shareholders of record may ask questions in person or submit questions online during the meeting. Instructions for submitting questions during the meeting will be provided by mail in advance of the meeting. You will be required to provide your name when submitting a question.

We intend to answer questions pertinent to Trust matters as time allows following the business portion of the meeting.  Questions that are substantially similar may be grouped and answered once to avoid repetition.  Shareholder questions related to personal or property specific matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.

Expenses of Solicitation

The expense of solicitation of proxies will be borne by us, which is estimated to be approximately $8,000. We have not retained a proxy solicitor to solicit proxies; however, we may choose to do so prior to the annual meeting. Proxies may also be solicited by certain of our trustees, officers and other employees, including employees, officers and governors of the Advisor, without additional compensation, personally or by written communication, telephone or other electronic means. We are required to request brokers, banks and nominees who hold shares in their name to furnish our proxy material to beneficial owners of the shares and will reimburse such brokers, banks and nominees for their reasonable out-of-pocket expenses in so doing.

OTHER MATTERS

The Board of Trustees is not aware of any business other than the aforementioned matters that will be presented for consideration at the annual meeting. If other matters properly come before the annual meeting, it is the intention of the person(s) named in the proxy to vote thereon in accordance with his/her/their best judgment.

FINANCIAL STATEMENTS

Our consolidated financial statements for the year ended December 31, 2020 are included in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2021 and in our Annual Report that will be made available to our shareholders at http://www.sretrust.com or at the website indicated in the Important Notice Regarding the Availability of Proxy Materials that you receive in connection with this notice and the accompanying proxy statement. In addition, our Form 10-K will be sent to our shareholders upon request. The Form 10-K and the Annual Report do not form any part of the material for the solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 15, 2021, the beneficial ownership of common shares of the Trust and of limited partnership units of our operating partnership, which are exchangeable for common shares on a one-for-one basis or cash, at the option of the Trust, by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding common shares of the Trust, (2) each trustee of the Trust, (3) each executive officer of the Trust and (4) all of the trustees and executive officers of the Trust as a group. The calculation of the percentage of outstanding shares is based on 10,097,378 common shares outstanding on April 15, 2021. Except as otherwise indicated by footnote, each shareholder named has sole voting and investment power with respect to such common shares and limited partnership units.

				Limited Partnership		Percentage of
	Common Shares Beneficially Owned (2)			Units Beneficially		Common Shares
Name of Beneficial Owner (1)	Number (4)(5)		Percentage (5)	Owned (2)(3)(4)		and Units (6)
Ann L. Christenson	0		*	0		*
Timothy L. Haugen	58,540	(9)	*	7,112	(9)	*
Timothy A. Hunt	116,514	(10)	1.15%	49,441	(10)	1.64%
Michelle L. Korsmo	5,506	(11)	*	34,513	(11)	*
Mark T. Polovitz	0		*	0		*
Kenneth P. Regan	151,215	(12)	1.50%	3,128,317	(12)	22.96%
James W. Wieland	154,146	(14)	1.53%	880,784	(14)	8.51%
Lance R. Wolf	100,488	(15)	1.00%	19,675	(15)	1.19%
Wayne W. Carlson	0		*	0		*
Erica J. Chaffee	39	(17)	*	0		*
Joel S. Thomsen	1,002	(16)	*	0		*
Bruce W. Furness**	70,589	(7)	*	99,966	(7)	1.67%
James R. Hansen**	278,726	(8)	2.76%	316,877	(8)	5.72%
Richard F. Savageau**	268,814	(13)	2.66%	162,004	(13)	4.20%
All Trustees and Executive Officers as a group (14 individuals)	1,205,579		11.94%	4,698,689		38.13%

*     Less than 1% of the outstanding common shares of beneficial interest.

**   Messrs. Furness, Hansen and Savageau did not stand for reelection to the Board of Trustees at the 2020 Annual Meeting and thus ceased Board service on June 25, 2020.

(1)	Unless otherwise indicated, the address of each beneficial owner is 1711 Gold Drive South, Suite 100, Fargo, ND 58103.
(2)	The amounts of common shares and units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.
(3)	Upon the expiration of an initial mandatory holding period, a holder of limited partnership units may request the operating partnership to repurchase the units. At such time, the Trust has the option to purchase such units in lieu of the operating partnership for common shares on a one-for-one basis (“Exchange Right”). The number of limited partnership units does not take into account the ownership limitations contained in the Amended Declaration of Trust.
(4)	Share and unit amounts have been rounded to the nearest whole number.
(5)	Each figure showing the number and percentage of outstanding common shares owned beneficially does not include the number of common shares which may be issued to the indicated persons pursuant to the Exchange Right.
(6)	Each figure showing the percentage of common shares and units beneficially owned has been calculated by assuming as outstanding and owned the common shares which may be acquired by the indicated person as of June 15, 2021 pursuant to the Exchange Rights, taking into account the mandatory holding period. The total number of exchangeable units assumed outstanding at June 15, 2021 is 4,724,659.
(7)	Shares consist of 65,768 shares owned by the Bruce W. Furness and Lorraine M. Furness Revocable Living Trust, and 4,821 shares owned individually. Units consist of 99,966 and are owned by the Bruce W. Furness and Lorraine M. Furness Revocable Living Trust.

(8)	Shares consist of 38,747 shares owned jointly with his spouse, 53,493 shares owned jointly with his brother, 15,531 shares owned individually, and 170,955 shares owned by the Hansen Chrysler Properties, LLP, over which Mr. Hansen has voting power. Units consist of 316,877 and are owned by Hansen Chrysler Properties, LLP.
(9)	Shares consist of 45,521 shares held in an IRA account where the custodian has the power to vote such shares pursuant to the custodian agreement, 2,889 shares owned individually and 10,130 shares held in an IRA account owned by his spouse where the custodian has the power to vote such shares pursuant to the custodian agreement. Units consist of 7,112 and are owned individually.
(10)	Shares consist of 34,869 shares owned by the Timothy A. Hunt Revocable Living Trust, 6,392 shares owned individually, 4,983 shares are owned by the Pamela J. Hunt Revocable Living Trust, and 70,270 shares held in IRA accounts where the custodian has the power to vote such shares pursuant to the custodian agreement. Units consist of 8,775 owned by his spouse and 40,666 units owned by Lois J. Gallagher Limited Partnership, over which Mr. Hunt has voting control.
(11)	Shares consist of 3,316 shares owned jointly with her spouse and 2,190 shares owned individually. Units consist of 34,513 units owned by her spouse.
(12)	Shares consist of 130,000 shares owned individually and 21,215 shares owned by his spouse. Units consist of 2,859,017 units owned individually, 233,892 units owned by his spouse, and 35,408 units owned by Mr. Regan through an ownership interest in JKD, Inc.
(13)	Shares consist of 147,271 shares owned individually, 87,707 shares held in an IRA where the custodian has the power to vote such shares pursuant to the custodian agreement, and 33,836 shares owned by his spouse. Units consist of 44,361 units owned individually and 117,643 units owned by the Savageau Irrevocable Trust, of which Mr. Savageau serves as the trustee.
(14)	Shares consist of 154,146 shares owned individually. Units consist of 833,711 units owned individually, 35,408 units owned by Mr. Wieland through an ownership interest in JKD, Inc., and 11,665 units owned by James S. Wieland LLC, over which Mr. Wieland has voting control. 476,000 units owned by Mr. Wieland are pledged to a bank as collateral.
(15)	Shares consist of 21,198 shares owned individually by Mr. Wolf, 74,067 shares held in an IRA account where the custodian has the power to vote such shares pursuant to the custodian agreement, and 5,223 shares owned by his spouse. Units are owned individually.
(16)	Shares consist of 501 shares owned individually and 501 owned by his spouse.
(17)	Shares consist of 1 share owned individually by Ms. Chaffee and 38 owned by her spouse.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Our Board of Trustees has determined that six (6) of our eight (8) current trustees—Messrs.  Haugen, Hunt, Wolf, Polovitz, Ms. Korsmo and Ms. Christenson—are independent under the standards of the Nasdaq Stock Market, and that the members of our Audit and Disclosure Committee are independent pursuant to Rule 10A-3 of the Securities and Exchange Act of 1934.

Leadership Structure

We operate under the direction of our Board of Trustees. The Board is responsible for the overall management and control of our affairs. Our Chairman of the Board, Lance R. Wolf, is an independent trustee under the independence standards described above.

The Board has retained Sterling Management, LLC as our Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision and approval. Our Advisor is a wholly owned subsidiary of Alloy Enterprises, Inc.  Kenneth P. Regan, our Chief Executive Officer; Joel S. Thomsen, our President and Chief Investment Officer; Wayne Carlson, our General Counsel and Secretary and Erica J. Chaffee, our Chief Financial Officer and Treasurer, are officers, employees, owners (indirectly through Alloy Enterprises, Inc.) or governors of our Advisor. Among others, such executive officers oversee our Advisor’s day-to-day operations with respect to us. However, when doing so, such executive officers are acting on behalf of our Advisor in performing the Advisor’s obligations under the Advisory Agreement. Generally, the only services performed by our executive officers in their capacity as executive officers of the Trust are those required by law or regulation, such as executing documents as required by North Dakota law and providing certifications required by the federal securities laws.

Under our Board leadership structure, the roles of Chief Executive Officer and Chairman of the Board are separate. The separation allows the Chairman of the Board to focus on board management matters and to maintain the objectivity of the Board in its risk oversight role and management oversight role of the Advisor, specifically with respect to reviewing and assessing the Advisor’s performance.

Board Meetings

Our Board of Trustees held four (4) regularly scheduled meetings and one (1) special meeting during 2020. In 2020, the Board of Trustees acted once by unanimous written consent in lieu of a meeting. During 2020, all trustees attended 75% or more of the meetings of the Board of Trustees and committees to which they were assigned.

In order to control expenses, and in light of the fact a limited number of our shareholders attend our annual or special meetings of shareholders in person, we do not require trustees to attend shareholder meetings. Our trustees are invited, and frequently one or more of our trustees is in attendance at such meetings. At the 2020 annual meeting of shareholders, all of our trustees were present either in person or by means of virtual communication.

We have a standing Audit and Disclosure Committee, Nomination and Governance Committee, and Executive Committee, each of which is more fully described below.

Committees

Our entire Board of Trustees considers all major decisions concerning our business, including property acquisitions and dispositions. However, we have established an Audit and Disclosure Committee, so audit and disclosure functions can be addressed in more depth than may be possible at a full Board meeting, as well as a Nomination and Governance Committee, and Executive Committee.

Copies of each committee charter may be found on our website at www.smftrust.com. Except for information specifically incorporated herein by reference, the information contained on or accessible through our website is not a part of this proxy statement.

Audit and Disclosure Committee

The Audit and Disclosure Committee’s primary functions are to oversee our accounting, financial reporting, disclosure processes and the audits of our financial statements. The committee selects the Trust’s independent registered public accounting firm to audit our consolidated financial statements, monitors the effectiveness of the audit effort, and the effectiveness of the Trust’s internal and financial accounting organization, controls, and financial reporting. The committee also oversees and evaluates the independent registered public accounting firm, meets with the independent registered public accounting firm to review the scope and results of the audit, approves non-audit services provided to us by our independent certified public accountants, and considers various accounting and auditing matters related to our system of internal controls, financial management practices and other matters. The committee complies with the provisions of the Sarbanes-Oxley Act of 2002.

The Audit and Disclosure Committee currently consists of Board members Ann L. Christenson, Timothy L. Haugen, Timothy A. Hunt, Michelle L. Korsmo and Mark T. Polovitz, and is chaired by Mr. Hunt. Mr. Hunt has served as Chair of this committee since June 2011. The members of the Audit and Disclosure Committee are independent trustees, as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and as defined by the Sarbanes-Oxley Act of 2002. Our Board of Trustees has determined that Mr. Haugen is an Audit and Disclosure Committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit and Disclosure Committee meets at least quarterly to review and approve the financial reports, discuss accounting, reporting and internal control matters, and review other pertinent matters as they arise. The Audit and Disclosure Committee also discusses auditing issues via telephone conference and during regularly scheduled Board meetings, as appropriate, after which time the conversations are incorporated into Board’s minutes. The committee held four (4) meetings and acted by written action in lieu of meeting on one (1) occasion during 2020.

Nomination and Governance Committee

The Nomination and Governance Committee’s primary functions are to assist the Board in overseeing company governance matters, including the development of governance guidelines; periodic evaluation of the Board, its committees, and individual trustees; identification and selection of trustee nominees; and oversight of our policies and practices relating to ethical and compliance issues.

The committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members and periodically reviews and recommends for approval by the Board any updates to the criteria as deemed necessary. Such criteria may include integrity, independence, diversity and extent of experience, length of service, number of other Board and committee memberships, leadership qualities and ability to exercise sound judgment. The committee evaluates the qualifications of each trustee candidate against these criteria in making its recommendation to the Board concerning nominations for election or reelection as a trustee.

The Nomination and Governance Committee currently consists of Board members Michelle L. Korsmo, Chair, Mark T. Polovitz, James S. Wieland, and Lance R. Wolf. The current slate of trustee nominees was recommended to the Board of Trustees by the Nomination and Governance Committee.

The Nomination and Governance Committee meets at least twice a year and holds additional meetings when pertinent matters arise. This committee also discusses governance issues via telephone conference and during regularly scheduled Board meetings, after which time the conversations are incorporated into the Board’s minutes. The committee held two (2) regularly scheduled meetings and two (2) special meetings during 2020.

Executive Committee

The Executive Committee’s primary functions are to assist the Board in handling matters which should not be postponed until the following scheduled meeting of the Board of Trustees, including investments, acquisitions, dispositions, and financing activities.

The Executive Committee currently consists of Board members Timothy A. Hunt, Chair, Timothy L. Haugen, James S. Wieland, and Lance R. Wolf.

The Executive Committee meets periodically when necessary or deemed desirable by the committee or the Chair of the Committee. The committee met two (2) times during 2020.

Other Committees

The Board of Trustees may determine to establish additional committees of the Board in the future.

Compensation Committee Interlocks and Insider Participation

We do not have a separate compensation committee, or other Board committee performing equivalent functions, as we have no employees and do not compensate our executive officers. Therefore, there is no current or prior relationship to any other company required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

Qualifications of Candidates for Election to the Board

When candidates for our Board of Trustees are considered, the Nomination and Governance Committee will consider all relevant experience and qualifications of the nominees, and each candidate is evaluated based upon various criteria including integrity, independence, diversity and extent of experience, length of service, number of other board or committee memberships, leadership qualities and the ability to exercise sound judgment. Additional considerations include:

●	Representation of Shareholders. The candidate clearly recognizes the role of trustees to represent the interests of our shareholders and other stakeholders. The candidate understands the difference between function of the Board and management.
●	Judgment and Knowledge. The candidate demonstrates judgment and knowledge in the ability to assess our strategy, business plans, management evaluation and other key issues. The candidate is sufficiently informed and knowledgeable to contribute effectively to the Board’s monitoring responsibilities.
●	Meaningful Participation. The candidate is comfortable being an active, inquiring participant. The candidate participates in the Board process in a meaningful way. The candidate has confidence and willingness to express ideas and engage in constructive discussion. The candidate actively participates in decision-making and is willing to make tough decisions. The candidate is diligent and faithful in attending Board and committee meetings.
●	Communications. The candidate communicates freely with other Board members. The candidate is a good sounding board for other trustees and the Chief Executive Officer. The candidate is willing to challenge fellow trustees and the Chief Executive Officer. The candidate asks insightful questions and raises thought-provoking perspectives. The candidate is willing to hold management accountable for performance and results. The candidate is mindful not to get overly involved in operational details and the management process. The candidate finds the proper balance between dominating the deliberations and making no contribution at all. The candidate is a team player and works well with other trustees. The candidate listens with an open mind.
●	Expertise. The candidate fulfills specific Board needs. The candidate makes his/her own individual expertise available to the Board. The candidate draws on relevant experience in addressing issues facing us. The candidate is willing to respond to appropriate requests of the Chief Executive Officer outside of Board meetings for advice and support.
●	Vision and Leadership. The candidate understands our philosophy and strategy. The candidate is oriented toward the future, and sensitive to future direction of the real estate investment trust (REIT) industry. The candidate fulfills his/her legal and fiduciary responsibilities. The candidate supports our mission and values, and is open, honest, and direct. The candidate makes appropriate time commitment for Board service and has no conflict of interest in serving on the Board.
●	Professional Status. The candidate has standing and reputation in the business, professional and social communities in which we operate. The candidate appropriately represents us in all such communities.

Process for Identifying and Evaluating Candidates for Election to the Board

A role of the Nomination and Governance Committee is to review the qualifications and backgrounds of any candidates for our Board of Trustees, its current members, as well as the overall composition of the Board. Only members of the Nomination and Governance Committee who are deemed independent trustees may perform the nomination responsibilities of the committee.

In the case of any trustee candidate, the questions of independence and financial expertise are important to determine what roles the candidate can perform, and the Nomination and Governance Committee will consider whether the candidate meets the applicable independence standards and the level of the candidate’s financial expertise. Any new candidates will be interviewed, and the Nomination and Governance Committee will approve the final nominations. Our Chairman of the Board, acting on behalf of the Nomination and Governance Committee, will extend the formal invitation to the selected candidates.

Shareholder Nominations

The Nomination and Governance Committee will consider candidates proposed by our shareholders. Shareholders may nominate trustee candidates for consideration by the Nomination and Governance Committee by writing to our Secretary, who will forward the nomination to the Chairman of the Nomination and Governance Committee. The shareholder will be required to comply with the requirements of our Amended and Restated Bylaws regarding time frames during which to submit trustee candidates and the submission process. The submission must provide, among other things, the candidate’s name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); ownership of our shares or limited partnership units in our operating partnership; and such other information as is reasonably available and sufficient to enable the Nomination and Governance Committee to evaluate the minimum qualifications stated above under the section of this proxy statement entitled “Qualifications of Candidates for Election to the Board.” The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Nomination and Governance Committee and to serve if elected by the shareholders. If a shareholder nominee is eligible, and if the nomination is proper, the Nomination and Governance Committee then will deliberate and make a decision as to whether the nominee will be approved and subsequently submitted to our shareholders for a vote. The Nomination and Governance Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, on the basis of whether the candidate was recommended by a shareholder.

Executive Sessions of the Board

Our Board of Trustees has adopted a policy of meeting in executive session, with only independent trustees being present, on a regular basis and at least two (2) times each year. The independent trustees met in executive session four (4) times during 2020.

Shareholder Communications

Our Board of Trustees believes it is important for us to have a process whereby our shareholders may send communications to our Board. Accordingly, shareholders who wish to communicate with our Board of Trustees or a particular trustee may do so by sending a letter to Ingrid Scantlebury, Chief of Staff, at Sterling Real Estate Trust, 1711 Gold Drive South, Suite 100, Fargo, ND 58103. The mailing envelope must contain a clear notation indicating the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Trustee Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of our Board of Trustees or only certain specified individual trustees. Ms. Scantlebury copies all such letters and circulates them to the appropriate trustee or trustees.

Board Role in Risk Oversight

Our Advisor is responsible for managing the day-to-day risks we face, but the Board is actively involved in overseeing our risk management. The Board’s role in our risk oversight process includes receiving regular reports from management and the Advisor, which include consideration of operational, financial, legal, regulatory, and strategic risks we face. The Board does not view risk in isolation, as risks are considered in virtually every business decision made and as part of our business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as the adoption of basic policies such as the Code of Ethics and Business Conduct

Policy; and through its oversight of the Advisor’s implementation of its duties. In addition, each of the Trust’s Board committees considers risk within its area of responsibility, as follows:

●	The Audit and Disclosure Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements.
●	The Nomination and Governance Committee assists the Board by overseeing the process of nominating trustee candidates; developing, reviewing, and recommending to the Board corporate governance policies and a performance appraisal system to review performance of the Board and its committees; and review and recommend to the Board conflicts of interest matters.

As a critical part of its risk management oversight role, the Board encourages full and open communication between the Advisor and the Board of Trustees. Trustees are free to communicate directly with the Advisor, and Advisor management attends the Board’s regular meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters.

TRUSTEE COMPENSATION

The following schedule applies to independent trustee compensation, calculated annually, and payable in shares of our common stock pursuant to our Independent Trustee Common Share Plan on or about July 15 each year for the Trustees’ prior year of service:

Board Chairman - Board Meeting	105 Shares/Meeting
Trustee - Board Meeting	75 Shares/Meeting
Committee Chair - Committee Meeting	30 Shares/Meeting
Trustee - Committee Meeting	30 Shares/Meeting

Non-independent Trustees do not receive compensation for their service on the Board or Committees. Our trustees are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

The chart below shows the shares each trustee will receive for meeting attendance during the year ended December 31, 2020.

Trustee	Board of Trustees	Audit and Disclosure Committee	Nomination and Governance Committee	Executive Committee	Ad-Hoc Committee**	Total
Bruce W. Furness*	210		90	60		360
James R. Hansen*	150	60		60		270
Richard F. Savageau*	150		90	30		270
Ann L. Christenson	150	30				180
Timothy L. Haugen	300	120			30	450
Timothy A. Hunt	300	90			30	420
Michelle L. Korsmo	300	120	120		30	570
Mark T. Polovitz	75	30	30		30	165
Kenneth P. Regan(1)(2)	0					0
James S. Wieland (2)	0					0
Lance R. Wolf	360	90	30		30	510
	1,995	540	360	150	150	3,195

* Messrs. Furness, Hansen and Savageau did not stand for reelection to the Board of Trustees at the 2020 Annual Meeting and thus ceased Board service on June 25, 2020.

** Ad-Hoc Committee refers to a special meeting called by the Board of Trustees in lieu of an Executive Committee Meeting. Shares were compensated as a committee meeting.

(1)	Executive officer and an employee of the Advisor.
(2)	Non-independent Trustees do not receive compensation for their service on the Board or Committees.

On July 15, 2020, the Trust issued total shares of 3,300 for meetings attended from July 11, 2019 through June 25, 2020. As of December 31, 2020, 1,395 shares had been earned for meetings attended from July 27, 2020 through December 31, 2020 and will be issued in July 2021.

The chart below shows the compensation paid to each trustee during the year-ended December 31, 2020.

Trustee	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Bruce W. Furness* (1)		11,550					11,550
James R. Hansen* (2)		9,240					9,240
Richard F. Savageau* (3)		8,663					8,663
Ann L. Christenson **(4)		0					0
Timothy L. Haugen (5)		8,085					8,085
Timothy A. Hunt (6)		7,508					7,508
Michelle L. Korsmo(7)		10,395					10,395
Mark T. Polovitz **(8)		0					0
Kenneth P. Regan (9)		0					0
James S. Wieland (9)		0					0
Lance R. Wolf (10)		8,085					8,085
	0	63,526	0	0	0	0	63,526

*     Messrs. Furness, Hansen and Savageau did not stand for reelection to the Board of Trustees at the 2020 Annual Meeting and thus ceased Board service on June 25, 2020.

**   Ms. Christenson and Mr. Polovitz were elected to the Board of Trustees by the shareholders at the Annual Meeting held June 25, 2020.

(1)	600 shares received on July 15, 2020, and the grant date fair value for each share was $19.25, for an aggregate value of $11,550. 0 shares expected to be received in July 2021.
(2)	480 shares received on July 15, 2020, and the grant date fair value for each share was $19.25, for an aggregate value of $9,240. 0 shares expected to be received in July 2021.
(3)	450 shares received on July 15, 2020, and the grant date fair value for each share was $19.25, for an aggregate value of $8,663. 0 shares expected to be received in July 2021.
(4)	0 shares received on July 15, 2020. 180 shares expected to be received in July 2021, and the grant date fair value for each share is $20.00, for an aggregate value of $3,600.
(5)	420 shares received on July 15, 2020, and the grant date fair value for each share was $19.25 for an aggregate value of $8,085. 240 shares expected to be received in July 2021, and the grant date fair value for each share is $20.00, for an aggregate value of $4,800.
(6)	390 shares received on July 15, 2020, and the grant date fair value for each share was $19.25, for an aggregate value of $7,508. 240 shares expected to be received in July 2021, and the grant date fair value for each share is $20.00, for an aggregate value of $4,800.
(7)	540 shares received on July 15, 2020, and the grant date fair value for each share was $19.25, for an aggregate value of $10,395. 270 shares expected to be received in July 2021, and the grant date fair value for each share is $20.00, for an aggregate value of $5,400.
(8)	0 shares received on July 15, 2020. 165 shares expected to be received in July 2021, and the grant date fair value for each share is $20.00, for an aggregate value of $3,300.

(9)	Non-independent Trustees do not receive compensation for their service on the Board or Committees.
(10)	420 shares received on July 15, 2020, and the grant date fair value for each share was $19.25 for an aggregate value of $8,085. 300 shares expected to be received in July 2021, and the grant date fair value for each share is $20.00, for an aggregate value of $6,000.

EXECUTIVE OFFICERS

As an externally advised trust, our day-to-day operations are generally performed by our Advisor. Our Chief Executive Officer, President, Chief Investment Officer, Chief Financial Officer and Treasurer, and General Counsel and Secretary are also officers, employees, owners (indirectly through Alloy Enterprises, Inc.) or governors of our Advisor. Among others, such executive officers oversee our Advisor’s day-to-day operations with respect to us. However, when doing so, such executive officers are acting on behalf of our Advisor in performing the Advisor’s obligations under the Advisory Agreement. Generally, the only services performed by our executive officers in their capacity as executive officers of the Trust are those required by law or regulation, such as executing documents as required by North Dakota law and providing certifications required by the federal securities laws.

As of the date of this report, each of the persons below currently serves as one of our executive officers:

Name	Age*	Positions	Officer Since
Kenneth P. Regan	64	Chief Executive Officer and Trustee	Trustee since January 2007; appointed CEO May 2007
Joel S. Thomsen	53	President and Chief Investment Officer	September 2017
Erica J. Chaffee	40	Chief Financial Officer and Treasurer	May 2019
Wayne W. Carlson	55	General Counsel and Secretary	June 2020

*    As of April 15, 2021

The following is a summary of the background and business experience of our executive officers other than Mr. Regan (whose background and business experiences are described in connection with his status as a trustee):

Joel S. Thomsen served as the Advisor’s Chief Executive Officer from February 2019 through March 2021 and as Governor since May 2015. Since April 2021 he has served as the Advisor’s Chief Investment Officer.  He has also served as President of Sterling Multifamily Trust and Sterling Office and Industrial Trust since June 2020, as Chief Investment Officer of Sterling Multifamily Trust and Sterling Office and Industrial Trust since April 2021, and previously as Chief Investment Officer of Sterling Multifamily Trust from April 2017 through June 2020 and Sterling Office and Industrial Trust from March 2016 through June 2020.  He also served as Chief Executive Officer of GOLDMARK Property Management from November 2018 through March 2021. Prior, Mr. Thomsen was the founder and Chief Executive Officer of the Black Arbor Group, a real estate investment and advisory firm, the Managing Director of Bell Wealth Management, a $5 billion investment firm, as well as an equity partner for Eide Bailly LLP where he was the lead partner of the national insurance practice and audit department head of the Fargo, ND office. Mr. Thomsen received his Bachelor of Accountancy degree from the University of North Dakota. He is a Certified Public Accountant (CPA) licensed in Minnesota and North Dakota, currently inactive. He maintains a real estate license in North Dakota. He holds the Certified Financial Examiner (CFE) which is inactive and an Accredited Reinsurance Administration (ARA), also inactive.

Erica J. Chaffee has served as the Advisor’s Chief Financial Officer since April 1, 2019, as President and Chief Financial Officer since January 1, 2021, and as Governor since January 2021.  She has also served as Chief Financial Officer and Treasurer of Sterling Multifamily Trust and Sterling Office and Industrial Trust since May 2019.  Prior to joining Sterling Management, LLC, Ms. Chaffee served as Controller for Petro Serve USA.  In addition, Ms. Chaffee worked in the banking/finance industry as a Commercial Lender and Commercial Credit Officer with a large national bank and spent the first six years of her career in the public accounting industry with KPMG, LLP, and Eide Bailly LLP.  Ms. Chaffee received her Bachelor of Science degree in Accounting from Colorado State University and is a Certified Public Accountant.

Wayne W. Carlson has served as the Advisor’s General Counsel since October 2018.  He has also served as General Counsel and Secretary of Sterling Multifamily Trust and Sterling Office and Industrial Trust since June 2020.  He has worked as an attorney in Fargo, ND since 1991.  Prior to joining Sterling Management, LLC he was engaged in the private practice of law at Fredrikson & Byron, PA.  Mr. Carlson has also served as Senior Vice President and General Counsel of AgCountry Farm Credit Services, ACA, and began his career at the Vogel Law Firm.  Mr. Carlson received a B.S. in Economics from North Dakota State University and a J.D. from the University of Minnesota Law School.  He is licensed to practice law in North Dakota and Minnesota.

We have provided below certain information about the executive officers and Board of Governors of the Advisor.

Name	Age*	Position(s)
Kenneth P. Regan	64	Executive Chairman and Governor
Bradley S. Williams	64	Chief Executive Officer and Governor
Joel S. Thomsen	53	Chief Investment Officer and Governor
Erica J. Chaffee	40	President, Chief Financial Officer and Governor
Wayne W. Carlson	55	General Counsel
James D. Echtenkamp	65	Governor
Dale D. Lian	64	Governor
James S. Wieland	69	Governor
Charles D. Poynter	59	Governor
Megan E. Schreiner	35	Governor

*    As of April 15, 2021

The following is a summary of the background and business experience of the executive officers and governors of the Advisor other than Messrs. Regan, Wieland, Thomsen, Carlson, and Ms. Chaffee (whose background and business experiences are described in connection with their status as a trustee or executive officer of the Trust).

Bradley S. Williams has served as Chief Executive Officer and governor of Sterling Management, LLC since April 2021. He also serves as Chief Executive Officer of Alloy Enterprises, Inc. of which our Advisor is a wholly owned subsidiary, in addition to his role as Chief Executive Officer of GOLDMARK Property Management, Inc, one of our property managers. Prior, Mr. Williams served as an advisor to Edgewood REIT following the merger of Missouri Valley REIT and Edgewood. From 2007 to 2018, he was the Chief Executive Officer of Missouri Valley REIT. Mr. Williams also served as Managing Director and as a member of the Board of Directors of GOLDMARK Property Management, Inc. Prior to joining Goldmark, Mr. Williams was a principal and consultant with LBW Management, LLC.  He has served in a variety of chief executive management positions such as Executive Vice President for Ottertail Corporation, President of Dakota Beverage Company, and Managing Director of multiple Pepsi Bottling operations in Europe. He holds a Bachelor of Science Degree in Business Administration from Friends University, Wichita, Kansas. As of April 15, 2021 Mr. Williams owned 57,936.539 limited partnership units.

James D. Echtenkamp has served as a governor of Sterling Management, LLC since 2007. He is a partner and principal of GOLDMARK Property Management, Inc., one of our property managers. Prior, he practiced law with Arthur, Chapman & McDonough from 1983 through 1989. He also served as a tax consultant for Touche Ross & Co. from 1981 to 1983. Mr. Echtenkamp received a B.S.B.A degree in accounting from the University of North Dakota and a J.D. degree from Drake University, School of Law. He also holds a real estate broker’s license in Minnesota and Nebraska, a series 62 and 63 securities license in Minnesota and is a registered representative of Gardner Financial Services, Inc., and is licensed to practice law (inactive status) in Iowa and Minnesota. As of April 15, 2021, Mr. Echtenkamp owned 1,106 shares of the Trust, Mr. Echtenkamp’s spouse owned 63,623 shares of the Trust, and a trust owned 44,639 shares of the Trust. In addition, as of such date, Mr. Echtenkamp spouse owned 177,250 limited partnership units, James D. Echtenkamp LLC owned 4,074 limited partnership units, and a trust owned 196,386 limited partnership units; 311,010 of these limited partnership units may be exchanged for common shares of the Trust pursuant to the Exchange Right. 66,700 units owned by Mr. Echtenkamp are pledged to a bank as collateral.

Dale D. Lian has served as a governor of Sterling Management, LLC since January 2007. He is the President of GOLDMARK Development Corporation, which has provided development services from time to time. In this position, he oversees new construction and development and manages its financing and banking relationships. Prior, he was a certified public accountant with Charles Bailly and Co., Fargo, where he focused on tax and accounting for small businesses. He also serves on the Board of Directors of GOLDMARK Property Management, Inc., GOLDMARK Commercial Real Estate, Inc., both affiliates of the Advisor. Mr. Lian received a B.S. degree in Accounting from the University of North Dakota. He is a Certified Public Accountant (CPA) which license is currently inactive; and he maintains a real estate license in North Dakota. He also has a series 62 securities license and is a registered representative of Gardner Financial Services Inc. As of April 15, 2021, Mr. Lian owned 1,404 shares of the Trust. In addition, as of such date, Mr. Lian owned 268,885 limited partnership units. Zero of these limited partnership units may be exchanged for common shares of the Trust pursuant to the Exchange Right. 268,885 units owned by Mr. Lian are pledged to a bank as collateral.

Charles D. Poynter has served as a governor of Sterling Management, LLC since January 2021. He is the current President and Chief Operating Officer of GOLDMARK Property Management and has served in this role since July 2019. Prior to GOLDMARK, Mr. Poynter was the Vice President and General Manager of Restaurant Technology Services, LLC, a subsidiary of Atos; where his responsibilities included operations in the US, UK, Mexico and the Philippines. Mr. Poynter has more than 30 years of general management experiences including as Vice President of Dean Foods, Vice President and General Manager at PepsiCo, as well as President and Chief Operating Officer of ExpressMed Inc. He also serves on the Board of Directors of the Ronald McDonald House of the Red River Valley in addition to Committee Chairman for the Boy Scouts of America. Mr. Poynter received a B.A. degree from The City University of New York and a Master of Jurisprudence in Business Law from Loyola University School of Law in Chicago.

Megan E. Schreiner has served as a governor of Sterling Management, LLC since January 2021. She is the current Chief Financial Officer of GOLDMARK Property Management and previously served as Controller for Sterling Management, LLC.  Ms. Schreiner spent the first six years of her career in public accounting as an auditor with Widmer Roel PC. She is currently on the Board of Directors of the YWCA, serving on both the Project and Finance Committees. Ms. Schreiner received her Bachelor of Science degrees in Accounting and Finance from Minnesota State University Moorhead and is a Certified Public Accountant. As of April 15, 2021, Ms. Schreiner owned 23 shares individually and 347 shares held in accounts where Ms. Schreiner acts as custodian and has the power to vote such shares.

ADVISOR COMPENSATION

We are an externally advised trust and as such, although we have a Board of Trustees and executive officers responsible for our management, we have no paid employees. Our President, Chief Executive Officer, Chief Financial Officer and Treasurer, and General Counsel and Secretary are all employees of our Advisor and receive compensation directly from the Advisor. Our Chairman of the Board is not an employee of our Advisor and receives compensation only for serving as a trustee.

The following is a brief description of the fees and compensation that may be received by the Advisor. The compensation payable to the Advisor is subject to the terms and conditions of the Advisory Agreement, which must be renewed on an annual basis and approved by a majority of the independent trustees. As a result, such amounts may be increased or decreased in future renewals of the Advisory Agreement. The Advisory Agreement was last approved by the Board and a majority of the independent trustees on March 25, 2021. The fees listed below reflect the fees payable to the Advisor under the Advisory Agreement as amended and restated.

●	Management Fee: 0.35% of our total assets (before depreciation and amortization), annually. Total assets are our gross assets (before depreciation and amortization) as reflected on our consolidated financial statements, taken as of the end of the fiscal quarter last preceding the date of computation. The management fee will be paid monthly in cash or our common shares, at the option of the Advisor, not to exceed one-twelfth of 0.35% of the total assets as of the last day of the immediately preceding month. The management fee calculation is subject to quarterly and annual reconciliations. The management fee may be deferred at the option of the Advisor, without interest.

●	Acquisition Fee: For its services in investigating and negotiating acquisitions of investments for the Trust, the Advisor receives an acquisition fee of 2.5% of the purchase price of each property acquired, capped at $375,000 per acquisition. The total of all acquisition fees and acquisition expenses cannot exceed 6% of the purchase price of the investment, unless approved by a majority of the trustees, including a majority of the independent trustees, if they determine the transaction to be commercially competitive, fair, and reasonable to the Trust.
●	Disposition Fee: For its services in the effort to sell any investment for us, the Advisor receives a disposition fee of 2.5% of the sales price of each property disposition, capped at $375,000 per disposition.
●	Finance Fee: 0.25% of all amounts made available to the Trust and the operating partnership pursuant to any loan, refinance (excluding rate and/or term modifications of an existing loan with the same lender), line of credit or other credit facility. The finance fee is capped at $37,500 per loan, refinance, line of credit or other credit facility.
●	Development Fee: Based on a regressive sliding scale (starting at 5% and declining to 3%) of total project costs, excluding cost of land, for development services requested.

Total Cost	Fee	Range of Fee	Formula
0 – 10M	5.0%	0 - .5M	0M + 5.0% x (TC – 0M)
10M – 20M	4.5%	.5M - .95M	.50M + 4.5% x (TC – 10M)
20M – 30M	4.0%	.95M -1.35M	.95M + 4.0% x (TC – 20M)
30M – 40M	3.5%	1.35M – 1.70M	1.35M + 3.5% x (TC – 30M)
40M – 50M	3.0%	1.70M – 2.00M	1.70M + 3.0% x (TC – 40M)

TC = Total Project Cost

If Advisor shares responsibility for providing Development Services with one or more third parties, the Development Fee is reduced by the fees charged by any such third parties; provided, such adjustment is subject to a 2.5% minimum Advisor’s Development Fee. Additionally, in cases where the Advisor is sharing responsibility for providing Development Services, the Development Fee is capped at 2.5% of $20,000,000 ($500,000).

●	Project Management Fee: 6% of completed capital improvement projects on real estate investments owned by the Trust.

The expenses listed below reflect the expenses incurred by the Advisor in connection with the services it provides to the Trust and the Operating Partnership payable to the Advisor under the Advisory Agreement as amended and restated.

●	Reimbursement of Operating Expenses: Reimbursement by the Trust or the operating partnership for actual expenses incurred in connection with the operation of the Trust or the operating partnership. Reimbursement will be made each month, and within 45 days after receipt of a reimbursement request. Reimbursement will not be made to the extent it would exceed the greater of 2% of the average invested assets or 25% of net income per year, unless the Board of Trustees determines such excess was justified.
●	Reimbursement of Acquisition Expenses: Reimbursement for actual expenses incurred in connection with the selection, evaluation, structure and purchase of an investment, whether or not acquired. Acquisition expenses may include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence. However, the total of all acquisition fees and acquisition expenses cannot exceed 6% of the purchase price of the property, unless approved by a majority of the trustees, including a majority of the independent trustees, if they determine the transaction to be commercially competitive, fair and reasonable to the Trust.

Advisor Summary Compensation Table

The table below sets forth information regarding compensation earned in or with respect to our fiscal years 2020 and 2019 by the Advisor.

Year	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
2020	$5,435,000	(1)	—	—	—	—	—	$5,435,000
2019	$3,074,000	(2)	—	—	—	—	—	$3,074,000

(1)	Consists of management fees of $3,116,000, acquisition fees of $708,000, disposition fees of $319,000, finance fees of $133,000, development fees of $794,000 and project management fees of $365,000.
(2)	Consists of management fees of $2,996,000, finance fees of $11,000 and project management fees of $67,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates, some of whom serve as our executive officers and trustees. These conflicts include the compensation arrangements between us and the Advisor under the Advisory Agreement, whereby the Advisor receives a management fee, acquisition fees, disposition fees, financing fees, development fees, project management fees and fees when engaged as a property manager for our properties.

Under our Amended and Restated Declaration of Trust, we may not enter into any contract or transaction, including the purchase or sale of property to, the Advisor, trustees or their affiliates unless a majority of our trustees as well as a majority of our independent trustees approve the transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our Amended and Restated Bylaws also provide our trustees, officers, employees and agents, in a personal capacity or in a capacity as an affiliate, employee or agent of any other person, may have business interests and engage in business activities similar and even competitive to or in addition to those relating to our business.

In addition to the foregoing provisions of our Amended and Restated Declaration of Trust and our Amended and Restated Bylaws, our Board of Trustees has adopted a written Related Person Transaction Policy which governs the review and approval of any “Related Party Transaction,” meaning any transaction with a “Related Person” in which the Trust is a participant and where the amount involved exceeds $120,000. For purposes of the Related Person Transaction Policy, a “Related Person” is any trustee or executive officer of the Trust (including any person who was a trustee or officer of the Trust during the last fiscal year), any person who beneficially owns 5% or more of the outstanding capital stock of the Trust, and any immediate family member of any such person.

Pursuant to the Related Person Transaction Policy, when any potential Related Person Transaction is identified, before it is entered into, the Related Person involved must submit to legal counsel for the Trust information regarding all relevant facts and circumstances regarding the proposed Related Person Transaction. Following delivery of such information, our Chief Executive Officer and/or our legal counsel will assess whether the proposed transaction is a Related Person Transaction for purposes of the Related Person Transaction Policy. If it is determined that such transaction is a Related Person Transaction, such transaction is submitted to the Audit and Disclosure Committee for consideration at the next Audit and Disclosure Committee meeting, or, if waiting until the next Audit and Disclosure Committee meeting is determined not to be practicable, to the Audit and Disclosure Committee Chair. The Audit and Disclosure Committee or Audit and Disclosure Committee Chair, as applicable, considers all relevant facts and circumstances concerning the proposed Related Person Transaction and, following such consideration, determines whether to approve or disapprove the proposed Related Party Transaction.

For more information on related party transactions described below and amounts paid, see the footnotes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Advisor

The Advisor is owned 100% by Alloy Enterprises, Inc.  Alloy Enterprises, Inc. is owned in part (35.110%) by Kenneth Regan, our Chief Executive Officer and one of our trustees; (10.000%) by Joel S. Thomsen, our President and Chief Investment Officer; (0.750%) by Erica J. Chaffee, our Chief Financial Officer and Treasurer; and (29.710%) by James Wieland, one of our trustees. In addition, Messrs. Regan, Thomsen, and Wieland, and Ms. Chaffee, serve on the Board of Governors of the Advisor and Messrs. Regan and Wieland are substantial owners of limited partnership units in the operating partnership.  The independent members of the Board unanimously approved the Advisory Agreement for 2021.

During 2020, the Advisor earned $3,116,000 in advisory management fees, $708,000 in acquisition fees, $319,000 in disposition fees, $133,000 in financing fees, $794,000 in development fees and $365,000 in project management fees. In addition, during 2020, the Advisor was reimbursed for operating costs such as travel, legal and office supplies totaling $31. During 2019, the Advisor earned $2,996,000 in advisory management fees, and $11,000 in financing fees, and $67,000 in project management fees. In addition, during 2019, the Advisor was reimbursed for operating costs such as travel, legal and office supplies totaling $10,000.

Property Management Fees

Kenneth Regan, our Chief Executive Officer and one of our trustees, is the Executive Chairman of GOLDMARK Property Management, Inc., one of our property managers. GOLDMARK Property Management, Inc. is owned 100% by Alloy Enterprises, Inc.  Each of the members of the Board of Governors of the Advisor also serve as members of the Board of Directors of GOLDMARK Property Management, Inc. and are owners of Alloy Enterprises, Inc. We have engaged GOLDMARK Property Management, Inc. to serve as our primary property manager. Under this agreement, we have agreed to pay GOLDMARK Property Management, Inc. a property management fee of 5% of the monthly gross income from such properties managed. During 2020 and 2019, we paid GOLDMARK Property Management, Inc. $12,796,000 and $12,486,000 in property management fees, respectively. In addition, we paid repair and maintenance related payroll and payroll related expenses to GOLDMARK Property Management, Inc. totaling $6,549,000 and $6,076,000, respectively.

Brokerage Fees

GOLDMARK Commercial Real Estate, Inc. is owned in part by Kenneth Regan, our Chief Executive Officer and one of our trustees, James Wieland, our trustee, and Dale Lian, a governor of our Advisor, all of whom serve on its board of directors.  GOLDMARK Commercial Real Estate, Inc. assisted in identifying prospective acquisitions for us, and received real estate brokerage commissions. During 2020, we paid GOLDMARK Commercial Real Estate, Inc. $633,000 and GOLDMARK Property Management, Inc. $308,000 in real estate brokerage commissions, respectively. During 2019 there were no real estate brokerage commissions paid to either company.

Trustee Fees

During 2020 and 2019, we paid trustee fees in shares of our common stock pursuant to the Independent Trustee Common Share Plan. There is no cash retainer paid to trustees. Instead, we pay trustees specific amounts of common shares for meetings attended. Our Independent Trustee Compensation Plan provides that we pay our trustees for meeting attendance as follows:

Board Chairman – Board Meeting	105 shares/meeting
Trustee – Board Meeting	75 shares/meeting
Committee Chair – Committee Meeting	30 shares/meeting
Trustee – Committee Meeting	30 shares/meeting

Common shares earned in accordance with the plan are calculated on an annual basis. Shares earned pursuant to the Plan are issued on or about July 15 for Trustees’ prior year of service. Non-independent Trustees are not compensated for their service on the Board or Committees. See the Trustee compensation table on page 10 for additional details.

Rental Agreements

Under an operating lease agreement, we lease space to our Advisor, Sterling Management, LLC. During 2020 and 2019, we received rental income of $85,000 and $61,000, respectively.

Under an operating lease agreement, we lease space to GOLDMARK Property Management, Inc. During 2020 and 2019, we received rental income of $268,000 and $262,000, respectively.

Under an operating lease agreement, we lease space to GOLDMARK Commercial Real Estate Services, Inc. During 2020 and 2019, we received rental income of $57,000 and $56,000, respectively.

Operating Partnership Units Issued in Connection with Acquisitions

During the year ended December 31, 2020, we issued directly or indirectly, 208,000 operating partnership (OP) units to entities affiliated with Messrs. Regan, Wieland, two of our trustees, in connection with the acquisition of various properties. The aggregate value of these units was $4,671,000.   There were no operating partnership units issued in connection with acquisitions to related parties during 2019.

Purchase of Properties

The Company closed on the following acquisitions during the year ended December 31, 2020. The acquisition price and pro rata acquisition price (chart in thousands) for each property is shown below:

Date	Property Name	Location	Property Type	Units/ Square Footage/ Acres	Acquisition Price

1/12/20	Wolf Creek	Fargo, ND	Apartment complex	54 units	$4,968
1/31/20	Columbia Park Village	Grand Forks, ND	Apartment complex	12 units	612
3/1/20	Belmont East & West	Bismarck, ND	Apartment complex	26 units	1,494
3/1/20	Eastbrook	Bismarck, ND	Apartment complex	24 units	1,296
3/1/20	Hawn	Fargo, ND	Apartment complex	48 units	2,400
3/1/20	Rosser	Bismarck, ND	Apartment complex	24 units	1,296
8/28/20	Trustmark (a)	Fargo, ND	Office building	45,755 sq. ft.	6,500
9/15/20	Foxtail Townhomes	Fargo, ND	Apartment complex	30 units	1,450
12/17/20	Evergreen Terrace	Omaha, NE	Apartment complex	144 units	8,320

					$28,336 (b)
(a)This property was acquired utilizing Internal Revenue Code 1031 tax-deferred exchange funds.
(b)Acquisition cost does not include capitalized closing costs and adjustments of $1,105,000 and special assessments of $308,000, and additional costs incurred due to a difference in unit price of $26,000.

The Company had no acquisitions during the year ended December 31, 2019.

Total consideration given for acquisitions through December 31, 2020 was completed through issuing approximately 535,000 limited partnership units of the operating partnership valued at $19.25 per unit for an aggregate consideration of approximately $10,293,000, 1031 tax-deferred exchange funds of $5,658,000, new loans of $3,225,000, assumed liabilities of $6,193,000, and cash of $4,406,000. The value of units issued in exchange for property is determined through a value established annually by our Board of Trustees and reflects the fair value at the time of issuance.

Dispositions

During the year ended December 31, 2020, the operating partnership sold three properties. We sold a retail property located in Apple Valley, Minnesota, for $3,670,000 and recognized a gain of $1,455,000 in March 2020. We sold an office property located in St. Cloud, Minnesota, for $2,050,000 and recognized a gain of $1,000 in May 2020. We sold an office property located in Bismarck, North Dakota for $7,000,000 and recognized a gain of $1,926,000 in December 2020.

During the year ended December 31, 2019, the operating partnership had no dispositions.

Code of Ethics

Our Board of Trustees has approved, and we have adopted, a Code of Ethics and Business Conduct, which is comprised of the following:

●	Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and all of our finance employees, including those employed by the Advisor;
●	Code of Ethics and Business Conduct, which establishes guiding standards for conducting business and applies to all our trustees, employees and agents, including the Advisor; and
●	Policies and Procedures, which apply to all of our trustees, employees and agents, including the Advisor.

While each component has a specific purpose, together they provide an integrated approach to the way we conduct our business. We recognize adherence to the principles in the Code of Ethics is essential to our efforts to gain and keep the confidence and support of all of our shareholders, and to do what is legal and what is ethical. It is also necessary both to manage our business effectively and to meet the constantly changing needs of the marketplace. We believe it is a critical part of the way we do business.

Our Code of Ethics was filed with the SEC and is available on our website at www.smftrust.com. You may request a copy of our Code of Ethics, without charge, by contacting Ingrid Scantlebury, Chief of Staff, in one of the following manners: (1) by writing: Attention: Ingrid Scantlebury Sterling Real Estate Trust, 1711 Gold Drive South, Suite 100, Fargo, ND 58103, (2) by calling (701) 353-2726 or (3) by emailing a request to iscantlebury@sretrust.com. Except for information specifically incorporated herein by reference, the information contained on or accessible through our website is not a part of this proxy statement.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires our executive officers and trustees and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission. As a matter of practice, our Advisor assists our trustees and executive officers with these reporting requirements, and typically files these reports on their behalf. We are required to disclose whether we have knowledge any person required to file such reports may have failed to do so in a timely manner.

Based solely on review of the copies of such forms furnished to us, we believe all of the trustees and executive officers of the Trust have timely satisfied their Section 16(a) reporting obligations for the fiscal year ended December 31, 2020.

PROPOSAL 1 –
ELECTION OF TRUSTEES

Our shareholders are asked to act upon a proposal to elect the trustee nominees. Our Board of Trustees is presently composed of eight (8) trustees. The term of the current trustees will expire at the annual meeting.

The Board of Trustees has nominated eight (8) nominees for election to the Board of Trustees: Ann L. Christenson, Timothy L. Haugen, Timothy A. Hunt, Michelle L. Korsmo, Mark T. Polovitz, Kenneth P. Regan, James S. Wieland, and Lance R. Wolf. All nominees currently serve as members of our Board of Trustees. Each trustee is to serve until the next annual meeting of our shareholders and until his or her successor has been duly elected and qualified, or until the trustee’s earlier death, resignation, or termination. All the nominees have indicated a willingness to serve if elected.

Vote Required

A plurality of the votes cast is required for the election of the trustees to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified. This means the trustee nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “withheld” affect the outcome. Abstentions are not counted for purposes of the election of trustees.

Unless a contrary choice is specified, proxies solicited by our Board of Trustees will be voted FOR approval of the election of each of the trustee nominees.

A shareholder has one vote per share for each trustee nominee. Cumulative voting does not apply in the election of trustees. Proxies may not be voted for a greater number of persons than the trustee nominees.

Recommendation of our Board of Trustees

Our Board of Trustees recommends a vote FOR each of the trustee nominees to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

Nominees for Trustee

Biographical and other information concerning our current trustees and the trustee nominees for election at the annual meeting is set forth below.

Name	Age*	Current Positions	Trustee Since
Kenneth P. Regan	64	Chief Executive Officer, Trustee	July 2007
Ann L. Christenson	47	Trustee, Audit and Disclosure Committee Member	June 2020
Timothy L. Haugen	65	Trustee, Audit and Disclosure Committee Member, Executive Committee Member	June 2013
Timothy A. Hunt	70	Trustee, Chair of Audit and Disclosure Committee, Executive Committee Member	October 2003
Michelle L. Korsmo	49	Trustee, Chair of Nomination and Governance Committee Audit and Disclosure Committee Member	June 2017
Mark T. Polovitz	38	Trustee, Audit and Disclosure Committee Member Nomination and Governance Committee Member	June 2020
James S. Wieland	69	Trustee, Nomination and Governance Committee Member Executive Committee Member	June 2007
Lance R. Wolf	73	Chairman of the Board and Trustee, Chair of Executive Committee, Nomination and Governance Committee Member	May 2010

*	As of April 15, 2021

Kenneth P. Regan has served as Trustee since July 2007 and as our Chief Executive Officer since May 2007.  He has also served as the Chief Executive Officer and Executive Chairman of the Board of Sterling Management, LLC, our Advisor, since May 2007, and as Chief Executive Officer of Sterling Office and Industrial Trust since March 2016.  Mr. Regan has over 40 years of experience in the real estate industry. In March 1981, he co-founded the GOLDMARK companies with James Wieland. Mr. Regan is the Executive Chairman and an owner of GOLDMARK Property Management, Inc., one of our property management firms. He is also an owner of Alloy Enterprises, Inc, which owns the Advisor and GOLDMARK Commercial Real Estate, Inc. During his service to the GOLDMARK companies, Mr. Regan has been active in the acquisition, development, operation, and management of multifamily and commercial real estate. Prior to co-founding the GOLDMARK companies, he began his real estate career in 1979 with Warner and Company located in Fargo, ND. Prior to that, Mr. Regan worked as an Assistant National Bank Examiner for the OCC Division of the U.S. Treasury. He received a B.S.B.A. degree in Business Management from the University of North Dakota, and holds designations including Certified Commercial Investment Member (CCIM) and Certified Property Manager (CPM). Mr. Regan is also a member of the National Apartment Association, Fargo Moorhead Area Association of Realtors, and the National Association of Realtors.

Mr. Regan was nominated for election to the Board because of his specific experience and expertise in executive leadership, business, property management and the investment real estate industry; past and continuing contributions to Sterling as Trustee, Chief Executive Officer, Executive Chairman, and an investor; and his general expertise and perspective on business and real estate.

Lance R. Wolf has served as Trustee since May 2010 and currently serves as Chairman of the Board of Trustees, Chair of our Executive Committee and as a member of the Nomination and Governance Committee. Mr. Wolf has also served as Trustee of Sterling Office and Industrial Trust since March 2016. Mr. Wolf currently serves as the Market Development Officer of Bell Bank and has over 40 years of banking experience, encompassing executive leadership, bank compliance, financial services, and retail banking. Mr. Wolf has also served on the Open Compliance Committee for the American Bankers Association for 20 years. Mr. Wolf received his Bachelor of Science degree from North Dakota State University.

Mr. Wolf was nominated for election to the Board because of his specific experience and expertise in regulatory compliance and the retail banking industry; past and continuing contributions to Sterling as Trustee and an investor; his distinguished service on the Open Compliance Committee for the American Bankers Association and his general expertise and perspective on business and real estate, all of which benefit the Board.

Ann L. Christenson has served as a Trustee since 2020 and currently serves on our Audit and Disclosure Committee. Ms. Christenson has over 20 years of experience in human resource management and corporate strategy, and currently serves as the Executive Vice President and Chief Human Resources Officer for Aimbridge Hospitality, the world’s largest independent hotel investment and management firm. As EVP and CHRO, Ms. Christenson leads HR strategy and execution of HR services across 49 states, 20 countries and over 1400 locations. Previously, Ms. Christenson served as the Chief People and Culture Officer for TMI Hospitality, a nationwide developer and management company based in Fargo, prior to its acquisition by Aimbridge. From 2012 to 2016, Ms. Christenson served as Executive Vice President of Human Resources and Support Services at Sanford Health, a healthcare system with 28,000+ employees across 45 hospitals and 289 clinics. In her role with Sanford, Ms. Christenson oversaw HR and support services and was a key leader and strategic advisor in the transition and planning of the opening of the Sanford Medical Center in Fargo, the region’s largest Level I Trauma Center. Ms. Christenson has also served in various human resource management positions in both the private and public sectors and is a former Chamber of Commerce Board Member in Fergus Falls and Fargo/Moorhead. Ms. Christenson received her Bachelor of Arts in Political Science and Psychology from Concordia College (Moorhead, MN), and her Master’s in Public, Healthcare and Human Service Administration from Minnesota State University Moorhead.

Ms. Christenson was nominated for election to the Board of Trustees because of her specific experience and expertise in corporate strategy, compliance, and human capital management; and her general knowledge and perspective on organizational planning, mergers, and commercial investment management, all of which benefit the Board.

Timothy L. Haugen has served as Trustee since 2013 and currently serves on our Audit and Disclosure Committee as well as our Executive Committee. Mr. Haugen has also served as a trustee for Sterling Office and Industrial Trust since March 2016.  Mr. Haugen has over 38 years of experience in corporate and business accounting, is a Certified Public Accountant and previously served as Vice President of Orthopedics and Sports Medicine for Sanford Health, Fargo, North Dakota.  From 1988 to 2010, Mr. Haugen served as Administrator for the clinic and surgery center divisions of Orthopedic Associates where he was responsible for all administrative duties, including accounting, marketing, human resources, contracting, planning, payroll, and accounts payable.  Prior to his time with Orthopedic Associates, Mr. Haugen worked for St. Luke’s Hospital as Accounting Manager and for the State of North Dakota as a Tax Auditor.  Mr. Haugen previously served on the boards of the Sanford Health Foundation, Hospice of the Red River Valley, Vision Services of North Dakota and Community Living Services.  Mr. Haugen received a Bachelor of Science degree in Business Administration from the University of North Dakota.

Mr. Haugen was nominated for election to the Board of Trustees because of his specific experience and expertise in executive leadership and the accounting industry; past and continuing contributions to us as an investor; and his knowledge, expertise and perspective on business, planning and construction, and financing that benefits us.

Timothy A. Hunt has served as Trustee since October 2003. Mr. Hunt currently serves as the Chair of our Audit and Disclosure Committee and as a member of our Executive Committee. Mr. Hunt has over 30 years of experience in healthcare administration. He previously served as the Chief Executive Officer of Alexandria Clinic, PA, a 43-physician clinic in Alexandria, MN. Throughout his career as a hospital and clinic CEO, he has gained experience in the planning and construction of multiple healthcare facilities. He is a fellow in the American College of Healthcare Administrators, board member of Alexandria Hospitality Group, member of the Northstar Development Committee and managing partner of TAH Enterprises.  Mr. Hunt is a previous board member of the Minnesota Medical Group Managers Association, the Administrator and Investment Chair of a large, corporate retirement plan, and serves on several other community boards. He also has experience in the investment and management of personal real estate income properties.  Mr. Hunt received his Bachelor of Science in Business Administration for the University of Jamestown and a master’s degree in Healthcare Administration from the University of Minnesota.

Mr. Hunt was nominated for election to the Board of Trustees because of his specific experience and expertise in executive management and healthcare administration; past and continuing contributions to us as a Trustee and investor; and his general expertise and perspective on planning and construction of health care facilities that benefits us.

Michelle L. Korsmo has served as Trustee since June 2017 and currently serves as the Chair of our Nomination and Governance Committee and as a member of our Audit and Disclosure Committee.  Ms. Korsmo has over 25 years of experience in executive management and consulting roles and currently serves as the Chief Executive Officer and President of Wine Spirits Wholesalers of America (WSWA), the national trade association representing the wholesale tier of the wine and spirits industry. Founded in 1943, WSWA has more than 370 member companies that employ over 88,000 workers in all 50 states and the District of Columbia. WSWA members distribute more than 80 percent of all wine and spirits sold at wholesale in the U.S., delivering the widest variety and choice of beverage alcohol anywhere in the world.  Previously, Ms. Korsmo was the Chief Executive Officer of the American Land Title Association, the national trade association for real estate settlement services and the land title industry.  Under her leadership, the association launched an industry standard for compliance management, successfully implemented changes mandated by the Dodd-Frank Act, and created a marketing program to improve consumer understanding of the benefits of title insurance. From 2004 to 2008, Ms. Korsmo served as Executive Vice President for Americans for Prosperity Foundation which doubled in size during her tenure. Prior to her time with Americans for Prosperity Foundation, Ms. Korsmo served as deputy chief of staff at the U.S. Department of Labor where she managed Department agency heads, served as a member of the budget committee, exercised approval authority on Department action and developed an outreach program partnering with the nonprofit community.  From 1998 to 2001, Ms. Korsmo successfully built her own public advocacy and political consulting firm representing a consortium of organizations before the North Dakota Legislature. Ms. Korsmo also serves on the boards of Chain Bridge Bank, N.A., a community bank that operates in the District of Columbia, Virginia and Maryland, and the Bryce Harlow Foundation, a nonprofit that promotes the important role of ethical lobbying in public policy creation.

Ms. Korsmo was nominated for election to the Board of Trustees because of her specific experience and expertise in executive leadership and title insurance; past and continuing contributions to us as an investor; and her general expertise and perspective on business, planning, and real estate, all of which benefit our Board.

Mark T. Polovitz has served as Trustee since June 2020 and currently serves as a member of both the Audit and Disclosure Committee and our Nomination and Governance Committee. Mr. Polovitz was appointed in August of 2020 as Senior Vice President of Metropolitan Mechanical Company, an operating company of APi Group Corporation, where he leads the strategic growth of the business through new market development and acquisitions. Prior to his new role, Mr. Polovitz was the Vice President and Controller of APi Group Corporation, a multi-billion-dollar business services provider, and had served in this role since July 2011, with responsibilities of overseeing the accounting and financial reporting for APi Group’s 40-plus life safety, energy, specialty construction and infrastructure operating companies. Mr. Polovitz initially joined APi Group in January 2009, where he served in a variety of roles on the corporate accounting and finance team and led internal business system conversions for legacy and acquired companies.  Mr. Polovitz, in his capacity as Vice President and Controller, helped lead the 2019 $2.9B transaction of the acquisition of APi Group, Inc. by J2 Acquisition Limited, a special purpose entity listed on the London Stock Exchange (LSE).  APi Group also holds several real estate investments which Mr. Polovitz oversaw from a financial performance aspect. Prior to joining APi Group, Mr. Polovitz served in the audit practice of the Private Company Services Group in the Minneapolis office of PricewaterhouseCoopers (PwC) from 2005 to January 2009.  Mr. Polovitz received his Bachelor of Accountancy and Business Administration degree from the University of North Dakota. He also serves on the audit committee for the board of Children’s Minnesota, a not-for-profit pediatric health system serving families in the Twin Cities.

Mr. Polovitz was nominated for election to the Board of Trustees because of his specific experience and expertise in accounting functions, acquisitions and executive leadership, and his knowledge and perspective on business and financial strategy, all of which benefit our Board.

James S. Wieland has served as a Trustee since June 2007 and currently serves on our Executive Committee and our Nomination and Governance Committee. Mr. Wieland has also served as Trustee of Sterling Office and Industrial Trust since March 2016.  Mr. Wieland also serves on the Board of Governors of Sterling Management, LLC, our Advisor, since January 2007, and is an owner of Alloy Enterprises, Inc. which owns the Advisor, and GOLDMARK Commercial Real Estate, Inc. Mr. Wieland has over 40 years of experience in property investment, management, brokerage, and development. In March 1981, he cofounded the GOLDMARK companies with Kenneth Regan. Mr. Wieland is the Vice President and co-owner of GOLDMARK Property Management, Inc., one of our property managers, and is the President, Managing Partner of GOLDMARK Commercial Real Estate, Inc. During his service to the GOLDMARK companies, Mr. Wieland has been active in the acquisition, development, operation, and management of multifamily and commercial real estate. Mr. Wieland currently serves and has served on various boards, including Bell State Bank and Trust, Dakota Renaissance Ventures, Space Age Technology, Jamestown Community Hospital, North Dakota State University Team Makers, NDSU College of Business, Cass County Electric Cooperative, Northern Capital Trust, Production Publications, Inc., and the Walton Bean Cooperative. Mr. Wieland received a B.S. degree in Business Economics and a master’s degree in Agricultural Economics from North Dakota State University.

Mr. Wieland was nominated for election to the Board of Trustees because of his specific experience and expertise with multifamily properties, property management and the real estate industry; past and continuing contributions to us as Trustee and an investor; and his general expertise and perspective on business and real estate that benefits us.

PROPOSAL 2 –
RATIFICATION OF THE APPOINTMENT OF
RSM US LLP
AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Disclosure Committee has appointed RSM US LLP (“RSM”) to serve as our independent registered public accounting firm for the year ending December 31, 2021, subject to ratification by our shareholders. This will be RSM’s first year as the auditor of our consolidated financial statements.  Previously, Baker Tilly US LLP (“Baker Tilly”) acted as the Trust’s independent registered public accounting firm.  The Board of Trustees recommends that the shareholders ratify the appointment of RSM to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2021. If the shareholders do not ratify this appointment, the Audit and Disclosure Committee will consider other independent registered public accounting firms.

A representative of RSM is expected to be present at the annual meeting, by telephone, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. A representative of Baker Tilly, the Trust’s independent registered public accounting firm for the year ended December 31, 2020, has been invited to the annual meeting, but is not expected to attend the meeting, make a statement or be available to respond to appropriate questions from shareholders.

Baker Tilly served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020. In 2020, the Audit and Disclosure Committee of the Board of Trustees completed a competitive process to assess the appointment of the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021 in which several firms were invited to submit proposals. As a result of this process and following careful deliberation, the Audit and Disclosure Committee dismissed Baker Tilly as the Trust’s independent registered public accounting firm, upon filing of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, which occurred on March 31, 2021. Baker Tilly’s engagement was complete at that time.

Baker Tilly’s audit reports for the Trust’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Trust’s fiscal years ended December 31, 2020 and 2019 and through the subsequent interim period, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934 (“Regulation S-K”)) with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such period, and, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto) other than the material weakness identified during the audit for the year ended December 31, 2020 which was reported in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020.

On November 30, 2020 the Audit and Disclosure Committee appointed RSM as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The formal engagement of RSM was finalized upon RSM completing its client acceptance process and execution of an engagement letter. During the fiscal years ended December 31, 2020 and December 31, 2019, respectively and the subsequent interim period preceding RSM’s appointment, neither the Trust nor anyone acting on its behalf consulted RSM on any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) or Regulation S-K other than to confirm the Trust’s accounting treatment of the matter resulting in the material weakness discussed above.

Audit and Non-Audit Fees

The following table summarizes the fees we were billed for audit and non-audit services provided by Baker Tilly for the fiscal years 2019 and 2020:

	2019	2020
Audit Fees	$327,088	$365,652
Audit-Related Fees (review of registration statements and other SEC filings)	$0	$4,430
Tax Fees (tax-related services, including income tax advice regarding income taxes within the United States)	$139,100	$121,500
All Other Fees	$0	$0
Total Fees	$466,188	$491,582

None of the services described above were approved pursuant to the exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Pre-Approval Policies and Procedures

The Audit and Disclosure Committee has a policy for the pre-approval of audit services, requiring its prior approval for all audit and non-audit services provided by our independent registered public accounting firm. Our independent registered public accounting firm may not provide certain prohibited services. The Audit Committee’s prior approval must be obtained before the scope or cost of pre-approved services is increased.

Consistent with these policies and procedures, the Audit and Disclosure Committee approved all the services rendered by Baker Tilly during fiscal years 2019 and 2020, as described above.

Vote Required

Approval of the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021 will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting.

Unless a contrary choice is specified, proxies solicited by our Board of Trustees will be voted FOR ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Recommendation of Our Board of Trustees

Our Board of Trustees recommends a vote FOR ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021.

PROPOSAL 3 –
OTHER MATTERS

By executing the proxy, you authorize the proxies, in their discretion, to vote upon such other business as may properly come before the annual meeting and any and all adjournments or postponements thereof, including a vote to adjourn or postpone the meeting.

REPORT OF THE AUDIT AND DISCLOSURE COMMITTEE

The following Audit Committee Report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent we specifically incorporate it by reference into such filing.

The Audit and Disclosure Committee oversees our financial reporting process on behalf of our Board of Trustees. The committee is currently comprised of five trustees. The committee is governed by our Audit and Disclosure Committee charter. All Audit and Disclosure Committee members are independent within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules, and “independent,” as that term is defined in Section 10A of the Exchange Act. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its responsibilities, the committee reviewed the financial statements in the quarterly reports on Form 10-Q and the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of our financial reporting and controls.

The committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting standards, their judgments as to the quality and acceptability of our financial reporting and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the matters required to be discussed by Auditing Standard No. 61, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the committee has discussed with the independent registered public accounting firm the auditors’ independence from management and us, including the matters in the registered public accounting firm’s written disclosures and the letter required by the applicable requirements of the PCAOB. Furthermore, the committee has considered whether the provision of non-audit services by the independent registered public accounting firm for the fiscal year ended December 31, 2020, was compatible with maintaining their independence.

The committee also discussed with our independent registered public accounting firm the overall scope and plans for its audit. The committee met with members of the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to our Board of Trustees the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The committee has appointed RSM US LLP to serve as our principal independent public accountants for the year ending December 31, 2021.

Management is responsible for our financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The committee’s responsibility is to monitor and review these processes. It is not the committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the independent registered public accounting firm’s report on our financial statements. The committee’s oversight does not provide it with an independent basis to determine management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee’s considerations and discussions with management and the independent registered public accounting firm do not assure our financial statements are presented in accordance with generally accepted accounting principles, the audit of our financial statements has been carried out in accordance with U.S. generally accepted auditing standards or our independent accountants are in fact “independent.”

In addition to the responsibilities discussed in the preceding paragraphs, the committee’s responsibilities include reviewing significant accounting policies, policy decisions and changes, along with significant accounting, reporting and operational issues. The committee also reviews corporate policies and significant instances (if any) of the lack of compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud. The committee is responsible for the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting, review and approval of the annual internal audit plan and reports of the internal audit function and the establishment of procedures to receive, retain and treat complaints and whistle-blower information regarding questionable accounting or auditing matters.

The committee is pleased to submit this report to the shareholders with regard to the above matters.

Timothy A. Hunt, Chair

Ann L. Christenson

Timothy L. Haugen

Michelle L. Korsmo

Mark T. Polovitz

SHAREHOLDER NOMINATIONS AND PROPOSALS FOR 2022 ANNUAL MEETING

Pursuant to the applicable rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and our Amended and Restated Bylaws, a shareholder may nominate individuals for election to the Board of Trustees or present a shareholder proposal for consideration at the 2022 annual meeting as well as inclusion in our 2022 proxy statement. Shareholder nominations and proposals may be made only by a person who was a shareholder of record both at the time of giving written notice and at the time of the 2022 annual meeting, who is entitled to vote at the 2022 annual meeting and who has complied with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and with the requirements of Article II, Section 11(a) of our Amended and Restated Bylaws.

A shareholder who wishes to make a shareholder nomination or proposal to be considered for the 2022 annual meeting must deliver the notice specified under Article II, Section 11(a) of our Amended and Restated Bylaws. To be timely, a shareholder’s notice of the shareholder proposal or nominee must be in writing and received by our Secretary at our principal executive office no earlier than the 150th day nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the 2021 annual meeting. However, if the date of the 2022 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2021 annual meeting, timely notice must be received no earlier than the 150th day prior to the date of the 2022 annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of the 2022 annual meeting or the tenth day after a public announcement of the date of the 2022 annual meeting is first made. A public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

Provided the date of the 2022 annual meeting of shareholders is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2021 annual meeting, a shareholder who wishes to make a shareholder nomination or proposal to be considered for the 2022 annual meeting must deliver the notice specified between December 31, 2021 and January 30, 2022. Any notice should be mailed to: Ingrid Scantlebury, Sterling Real Estate Trust, 1711 Gold Drive South, Suite 100, Fargo, ND 58103.

Shareholders interested in submitting such a proposal or making a nomination are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules and to review applicable requirements in our Amended and Restated Bylaws. Please see “Corporate Governance, Board of Directors and Committees - Shareholder Nominations” for more information on shareholder nominations.

The form of proxy and this proxy statement have been approved by our Board of Trustees and are being made available online to shareholders by its authority.

/s/ Kenneth P. Regan
Kenneth P. Regan
Chief Executive Officer

Fargo, North Dakota

April 28, 2021

PROXY

FOR THE STERLING REAL ESTATE TRUST ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD JUNE 24, 2021

This Proxy is solicited on behalf of the Board of Trustees of Sterling Real Estate Trust (“Sterling”).

The undersigned, revoking all prior proxies, hereby appoints Joel S. Thomsen and Erica J. Chaffee, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all common shares of Sterling of record in the name of the undersigned at the close of business on April 15, 2021 at the 2021 Annual Meeting of Shareholders to be held via webcast and in person on Thursday, June 24, 2021 at 6:00 p.m., Central Standard Time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103, or any adjournment or postponements thereof, upon matters listed below.

I authorize the proxy to vote as his/her discretion may dictate on the transaction of such other business as may properly come before the 2021 Annual Meeting of Shareholders or any adjournment or postponements thereof.

Please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Proposal No. 1:

The Board of Trustees recommends you vote “For” the following trustee nominees.

Election of the following persons to the Board of Trustees until the next annual meeting and until their successors are duly elected and qualified:

01) Ann L. Christenson	For ______	Withhold______

02) Timothy L. Haugen	For ______	Withhold ______

03) Timothy A. Hunt	For ______	Withhold ______

04) Michelle L. Korsmo	For ______	Withhold ______

05) Mark T. Polovitz	For ______	Withhold ______

06) Kenneth P. Regan	For ______	Withhold ______

07) James S. Wieland	For ______	Withhold ______

08) Lance R. Wolf	For ______	Withhold ______

Proposal No. 2:

To ratify the appointment of RSM US LLP to serve as independent registered public accounting firm for the year ending December 31, 2021.

_____For	_____Against	____Abstain

Proposal No. 3:

Other matters. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any and all adjournments or postponements thereof, including a vote to adjourn or postpone the meeting.

When signing as attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Print Name of Shareholder	Number of Shares

Signature of Shareholder	Date

Signature of Joint Owner (if any)	Date

C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Central Time, on June 24, 2020. Online Go to www.envisionreports.com/NREI or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NREI Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Trustees recommends a vote FOR all the nominees listed A and FOR Proposal 2. Proposal No. 1: Election of the following to the Board of Trustees until the next annual meeting and until their successors are duly elected and qualified: For Withhold For Withhold For Withhold 01 - Timothy L. Haugen 04 - Kenneth P. Regan 07 - Ann Christenson 02 - Timothy A. Hunt 05 - James S. Wieland 08 - Mark T. Polovitz 03 - Michelle L. Korsmo 06 - Lance R. Wolf For Against Abstain Proposal No. 2: To ratify the appointment of Baker Tilly Virchow Krause, LLP to serve as independent registered public accounting firm for the year ending December 31, 2020. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When signing as attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. Joint owner should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 7 1 A V J N T 4 6 1 0 3 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03923E

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/NREI IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — STERLING MULTIFAMILY TRUST FOR THE STERLING MULTIFAMILY TRUST ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 25, 2020 This Proxy is solicited on behalf of the Board of Trustees of Sterling Multifamily Trust. The undersigned, revoking all prior proxies, hereby appoints Ryan Downs and Erica Chaffee, or either of them, as proxy or proxies with full power of substitution and revocation, to vote all common shares of Sterling of record in the name of the undersigned at the close of business on April 15, 2020 at the Annual Meeting of Shareholders to be held on Thursday, June 25, 2020 at 6 p.m., Central Standard Time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103, or any adjournment or postponements thereof, upon matters listed below. I authorize the proxy to vote as his or her discretion may dictate on the transaction of such other business as may properly come before the 2020 Annual Meeting of Shareholders or any adjournment or postponements thereof. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE C Non-Voting Items Change of Address — Please print new address below.